                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund Pennsylvania Series--12 (Pennsylvania Trust)

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 2-60147 of our opinion dated March 25, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 9, 1997